EXHIBIT 3.4


                                            As Filed with the Secretary of State
                                                  of the State of South Carolina
                                                            on November 27, 2002


                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                               ARTICLES OF MERGER
                                OR SHARE EXCHANGE


TYPE  OR  PRINT  CLEARLY  IN  BLACK  INK

Pursuant to Section 33-11-105 of the 1976 South Carolina of Laws, as amended, the undersigned as the surviving corporation in a merger or the acquiring corporation in a share exchange, as the case may be, hereby submits the following information:

1. The name of the surviving or acquiring corporation is: TriMedia Entertainment Group, Inc.

2. Attached hereto and made a part hereof is a copy of the Plan of Merger or Share Exchange (see Section 33-11-101 (merger), 33-11-102 (share exchange), 33-11-104 (merger of subsidiary into parent), 33-11-107 (merger or share exchange with a foreign corporation), and 33-11-108 (merger of a parent corporation into one of its subsidiaries) of the 1976 South Carolina Code of Laws, as amended).

3. Complete the following information to the extent it is relevant with respect to each corporation which is a party to the transaction:

     (a)  Name  of  the  corporation:   US  Patriot,  Inc.
                                     ------------------------------------------
          Complete  either  (1)  or  (2),  whichever  is  applicable:

          (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104 (a), and
                    33-11-1008(a) of the 1976 South Carolina Code of Laws, as amended).

          (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:



          Number of    Number of         Numbers of Votes  Number of Undisputed
Voting    Outstanding  Votes Entitled    Represented at        Shares
Group     Shares       to be Cast        the meeting       For   or    Against
-----     -----------  --------------    ----------------  --------------------
  Common  25.999,000   25,999,000        25,392,000            25,392,000
  Stock


                              Exhibit 3.4 - Page 1

NOTE: Pursuant to Section 33-11-105(a)(3)(ii) of the 1976 South Carolina Code of
     Laws, as amended, the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

     (b) Name of the corporation: TriMedia Entertainment Group, Inc. Complete either (1) or (2), whichever is applicable:

          (1) [X] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104 (a), and
               33-11-1008(a) of the 1976 South Carolina Code of Laws, as amended).
          (2) [ ] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:




          Number of    Number of         Numbers of Votes  Number of Undisputed
Voting    Outstanding  Votes Entitled    Represented at        Shares
Group     Shares       to be Cast        the meeting       For   or    Against
-----     -----------  --------------    ----------------  --------------------

NOTE: Pursuant to Section 33-11-105(a)(3)(ii) of the 1976 South Carolina Code of
     Laws, as amended, the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

4. Unless a delayed date is specified, the effective date of this document shall be the date it is accepted for filing by the Secretary of State (see
     Section  33-11-230(b)  of  the  1976  South  Carolina  Code  of  Laws):
     ---------------------------

Date:     Nov.  22, 2002           TriMedia Entertainment Group, Inc.
                                   ---------------------------------------------
                                   Name of the Surviving or Acquired Corporation



                                   /s/  Christopher  Schwartz
                                   ---------------------------------------------
                                   Signature  and  Office



                                   Christopher  Schwartz,  President
                                   ---------------------------------------------
                                   Type  or  Print  Name  and  Office

                              Exhibit 3.4 - Page 2





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